EXHIBIT 4-pp


                              CERTIFICATE OF TRUST
                                       OF
                        MORGAN STANLEY CAPITAL TRUST VI

         THIS CERTIFICATE OF TRUST of Morgan Stanley Capital Trust VI (the "Issuer Trust"), dated as of September 24, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under Chapter 38 of Title 12 of the Delaware Code (12 Del. C. ss. 3801, et seq.)(the "Act").

         (i) Name. The name of the business trust being formed hereby is Morgan Stanley Capital Trust VI.

         (ii) Delaware Trustee. The name and business address of the trustee of the Issuer Trust with its principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         (iii) Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Issuer Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first written above.


                                         THE BANK OF NEW YORK (DELAWARE),
                                         not in its individual capacity
                                         but solely as Delaware Trustee


                                         By:      /s/ William T. Lewis
                                                  --------------------------
                                         Name:    William T. Lewis
                                         Title:   Senior Vice President


                                         THE BANK OF NEW YORK,
                                         not in its individual capacity
                                         but solely as Property Trustee


                                         By:      /s/ Kisha Holder
                                                  --------------------------
                                         Name:    Kisha Holder
                                         Title:   Assistant Treasurer